Exhibit 99.2

April 27, 2021 1Q21 QUARTERLY EARNINGS SUPPLEMENT

2 2 Special Note Concerning Forward-Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward- looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of the new presidential administration); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including FASB’s CECL impairment standards; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that the transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

3 3 Non-GAAP Financial Measures This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management also believes that these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 35 of this document. For more details on the Company’s non-GAAP measures, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

4 4 Table of Contents Overview of First Busey Corporation (BUSE) 5 Diversified Business Model 6 Attractive Geographic Footprint 7 Experienced Management Team 8 Investment Highlights 9 Protecting a Strong Balance Sheet 10 Robust Capital Foundation 11 High Quality Loan Portfolio 12 Update on COVID - Related Deferral & Modification Trends 18 Participating in the CARES Act Paycheck Protection Program 22 Navigating Credit Cycle from Position of Strength 23 Fortress Reserve Build Following CECL Adoption 24 Ample Sources of Liquidity 25 Quarterly Earnings Review 26 Core Earnings Power 27 Net Interest Margin 28 Diversified and Significant Sources of Fee Income 29 Resilient Wealth Management Platform 30 Focused Control on Expenses Driving Efficiency Gains 31 Acquisition of Cummins-American Corp (Glenview State Bank) 32 Appendix: Use of Non-GAAP Financial Measures 34

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2018 and 2019 Best-in-State Banks for Illinois, American Banker's "Best Banks to Work For" from 2016-2020, and Best Places to Work in Money Management by Pensions & Investments from 2018-2020
- First Busey maintains an unwavering focus on its 4 Pillars – associates, customers, communities and shareholders

Branch Map



Sarasota
Sebring
FLORIDA
Port Charlotte
Cape Coral
Chicago
Sea of Evanescence
Joliet
Gary
La Porte
South Bend
Goshen
Valparaiso
Ottawa
Kankakee
Warsaw
Peoria
Pontiac
Logansport
Kokomo
Bloomington
ILLINOIS
Pekin
Macomb
Keokuk
Lafayette
Lincoln
Urbana
Danville
Anderson
Quincy
Rushville
Springfield
Crawfordsville
Indianapolis
Macon
Jacksonville
Charleston
Paris
Terre Haute
INDIANA
Bloomington
Columbia
Effingham
Robinson
Vandalia
Bedford
Olney
Vincennes
Jefferson City
Salem
Jasper
Dixon
Clinton
Kirksville

Primary Business Segments

Commercial Banking

BuseyBANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 68 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $10.69bn Assets Under Care at March 31,2021

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 28 million transactions per year

Financial Highlights

$ in millions	2019	2020	1Q21
Total Assets	$9,696	$10,544	$10,760
Total Loans (Exc. HFS)	6,687	6,814	6,779
Total Deposits	7,902	8,678	8,874
Total Equity	1,220	1,270	1,266
NPA/Assets	0.34%	0.27%	0.25%
NIM	3.38%	3.03%	2.72%
Core PPNR ROAA(1)	1.76%	1.75%	1.64%
Core ROAA(1)	1.25%	1.06%	1.46%
Core ROATCE(1)	14.54%	12.47%	16.91%

(1) Non-GAAP calculation, see Appendix

5

6 6 Online Banking Credit and Debit Cards Checking Services Consumer Loans Commercial Lending Business Saving Services Personal Business Mortgage Banking Mobile Banking Diversified Business Model Investment Services Investment Management Financial Goals Private Client Business Planning Business Checking Services Merchant Services Solutions Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Walk-In Payments Online Bill Payments Mobile Payments Direct Debit Business Solutions Payment Solutions Investment Advisory Banking the intersection of commercial and wealth

7 7 Attractive Geographic Footprint Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities Northern Gateway Central Florida Banking Centers: 8 Deposits: $1.1B Avg. Deposits Per Branch: $137.5MM Median HHI: $76,758 Banking Centers: 24 Deposits: $2.7B Avg. Deposits Per Branch: $112.5MM 2020 Pop: 2.8 Million Banking Centers: 32 Deposits: $4.9B Avg. Deposits Per Branch: $153.1MM DMS Rank: Top 5 in 7 out of 8 IL Markets Banking Centers: 4 Deposits: $289MM Avg. Deposits Per Branch: $72.3MM 2020-25 Pop. Growth: 5.9% versus U.S. avg. 2.9% Source: S&P Global Market Intelligence, US Census Claritas data as of 6.30.20 Previously announced branch consolidation was completed on October 23, 2020. Exhibits above depict the First Busey franchise subsequent to the completion of those branch closures. Exhibits do not include statistics related to the announced acquisition of Glenview State Bank The proposed acquisition of Glenview State Bank, announced on January 19, 2021, would add 7 branches and $1.2 billion in deposits to our Northern Region

Experienced Management Team



Van A. Dukeman

Chairman, President & Chief Executive Officer, First Busey Corporation

Has served as President & CEO of First Busey since 2007. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007.

In addition to his role as President & CEO, Mr. Dukeman became Chairman of the Holding Company Board effective July 22, 2020.

Mr. Dukeman's 40 years of diverse financial services experience and extensive board involvement throughout his career brings a conservative operating philosophy and a management style that focus on Busey's associates, customers, communities and shareholders.

Highly experienced board with nearly 150 years of combined director experience

Management aligned with shareholders (insider ownership of 7.2%)



Robin N. Elliott

President & CEO,
Busey Bank

Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO.

Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives.

Before joining Busey, Mr. Elliott worked for various national public accounting firms, including Ernst & Young.



Jeffrey D. Jones

EVP & CFO

Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey.

Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc.

Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve.



Robert F. Plecki, Jr.

EVP, Chief Banking Officer

Joined Busey in 1984 and has served in the role of Chief Credit Officer or Chief Banking Officer of First Busey since 2010 as well as serving as the Chair of Credit Committees.

Mr. Plecki previously served as President & CEO of Busey Wealth Management, COO, and EVP of the Florida and Champaign market.

Prior to the 2007 merger with First Busey, Bob served in various management roles at Main Street Trust.

Amy L. Randolph

Chief of Staff & EVP of Pillar Relations

John J. Powers

EVP & General Counsel

Monica L. Bowe

EVP & Chief Risk Officer

8

Investment Highlights

Attractive Franchise	• Established in 1868, with more than 150 years of commitment to local communities and businesses • Operating with 68 branches across four states: Illinois, Missouri, Indiana, and Florida • Experienced and proven management team • Attractive and diverse business strategy with premier commercial bank, wealth management, and payment processing solutions for individuals and businesses
Sound Growth Strategy	• Drive organic growth through regional operating model with highly aligned commercial and wealth relationship focused strategies in key markets of operation • Leverage track record as proven successful acquirer to expand through disciplined M&A
High Quality Loan Portfolio	• Strengths in commercial & industrial, commercial real estate, and residential real estate lending • Highly diversified loan portfolio without material loan concentrations • Strong asset quality and continued firm-wide commitment to upholding high standards of credit quality • Reserves/NPLs of 411% and NPL/Loans of 0.37% (excludes PPP loans; as of 3/31/21)
Strong Core Deposits	• Attractive core deposit to total deposit ratio (98%) [(1)] • Low cost of total deposits (17 bps) and cost of non-time deposits (6 bps) in Q1 2021
Strong Capital and Liquidity Position	• GAAP and regulatory capital levels significantly in excess of well-capitalized requirements • Remains substantially core deposit funded, with a low loan-to-deposit ratio • High quality, short duration securities portfolio and asset sensitive balance sheet
Diversified Revenue	• Significant revenue derived from diverse and complementary fee income sources • Noninterest income/operating revenue of 33% Q1 2021 and 31% LTM
Attractive Profitability and Returns	• Core Pre-Provision Net Revenue ROAA 1.64% Q1 2021 and 1.76% LTM[(2)] • Core ROAA & ROATCE 1.46% and 16.91% Q1 2021 and 1.25% and 14.78% LTM[(2)] • Core Adjusted Efficiency Ratio 54.33% and Reported Efficiency Ratio of 54.67% Q1 2021[(2)] • Q1 2021 Core diluted EPS $0.69[(2)] and quarterly dividend of $0.23 (3.63% yield)[(3)]

(1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less
(2) Non-GAAP calculation, see Appendix (3) Based on BUSE closing stock price on April 23, 2021. Company announced dividend increase to $0.23 on January 13, 2021

9

10 10 • Capital ratios significantly in excess of well-capitalized minimums • Regulatory capital relief on CECL implementation and PPP loans • TCE/TA ratio of 8.82% at 3/31/21(1) • Total RBC of 17.39% at 3/31/21 • TBV per share of $16.65 at 3/31/21(1), up 6.9% year-over-year • Diversified portfolio, conservatively underwritten with low levels of concentration • NPAs/Assets: 0.25% Classified Assets/Capital: 7.8% • Substantial reserve build under CECL → ACL/Loans: 1.50%(2) ACL/NPLs: 411.04% • Significant decline in commercial loans in active deferral/modification from 23.1% of total ex-PPP commercial loan portfolio at June 30, 2020 to 3.5% at April 16, 2021 • 100 / 300 Test: 37% C&D 215% CRE • Robust holding company and bank-level liquidity • Strong core deposit franchise – 76.4% loan-to-deposit ratio, 98.2% core deposits (3) • Borrowings accounted for approximately 3.2% of total funding at 3/31/21 • $3.2 billion in cash & securities (80% of securities portfolio unpledged) • Substantial sources of off-balance sheet contingent funding ($3.4 billion) Protecting a Strong Balance Sheet (1) Non-GAAP calculation, see Appendix (2) Excluding amortized cost of PPP loans (3) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Robust Capital Foundation Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity

11 11 Robust Capital Foundation (1) Non-GAAP calculation, see Appendix (2) 1Q21 Capital Ratios are preliminary estimates ($ in millions) Tangible Common Equity Ratio (1) $865 $864 $884 $905 $921 $919 9.3% 9.2% 8.4% 8.9% 9.0% 8.8% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 TCE TCE Ratio $ in millions $ in millions Current Ratio 17.4% 13.8% 12.8% Minimum Well Capitalized Ratio 10.0% 8.0% 6.5% Amount of Capital $1,266 $1,008 $934 Well Capitalized Minimum $728 $583 $473 Excess Amount over Well-Capitalized Min $538 $425 $461 Total Capital Ratio Tier 1 Capital Ratio Common Equity Tier 1 Ratio Consolidated Capital as of 03/31/2021 (2) Total Capital Ratio (2) $ in millions $739 $756 $739 $737 $731 $728 $298 $291 $461 $489 $515 $538 14.0% 13.9% 16.2% 16.6% 17.0% 17.4% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Well Cap Min Excess over Min Total Capital Ratio $ in millions Leverage Ratio (2) $922 $922 $941 $964 $983 $1,008 9.9% 9.9% 9.4% 9.4% 9.8% 9.8% 4% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Tier 1 Capital Leverage Ratio Min Ratio $ in millions

12 12 High Quality Loan Portfolio (1) Based on loan origination (2) Excludes Credit Card and Overdraft Protection Loan Portfolio Geographic Segmentation (1) Missouri 24% Indiana 5% Illinois 65% Florida 6% Loan Portfolio Composition as of 3/31/2021 MRQ Yield on Loans (ex-PPP) = 3.76% Total Loan Portfolio (ex-PPP) = $6.3 billion MRQ Yield on Loans = 3.78% Total Loan Portfolio = $6.8 billion Commercial & Industrial 31% Owner Occupied CRE 13% Non-Owner Occupied CRE 30% Construction & Development 6% 1-4 Family Residential 15% HELOCs 5% Other 0% Funded Draws & Line Utilization Rate (2) 1,670 1,564 1,459 1,465 1,418 415 381 362 342 321 2,084 1,945 1,821 1,807 1,738 58% 54% 53% 52% 51% 1 501 1,001 1,501 2,001 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Commercial Retail % Utilized (total)

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 25% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 17%, or 4% of total loans
- Only 2.3% of C&I loans are classified
- Decrease in C&I loans outstanding from 1Q20 to 1Q21 largely attributable to decrease line utilization

Total C&I Loans [1]

$ in millions



$1,748
$1,767
$1,629
$1,545
$1,569
$1,546
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
2021 Q1

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	3/31/21 Classified Balances
Manufacturing	$266,532	4.3%	$9,245
Finance and Insurance	$167,881	2.7%	$2,614
Wholesale Trade	$158,335	2.5%	$989
Real Estate Rental & Leasing	$156,884	2.5%	$1,557
Educational Services	$156,004	2.5%	$214
Health Care and Social Assistance	$139,313	2.2%	$159
Agriculture, Forestry, Fishing and Hunting	$98,543	1.6%	$1,967
Construction	$93,596	1.5%	$2,107
Public Administration	$63,782	1.0%	$0
Retail Trade	$60,954	1.0%	$36
Food Services and Drinking Places	$38,930	0.6%	$947
Transportation	$33,141	0.5%	$2,050
Professional, Scientific, and Technical Services	$32,141	0.5%	$7,956
Other Services (except Public Administration)	$27,354	0.4%	$69
Administrative and Support Services	$16,147	0.3%	$3,383
Arts, Entertainment, and Recreation	$12,086	0.2%	$2,081
Information	$9,283	0.1%	$0
Accommodation	$7,566	0.1%	$0
Waste Management Services	$2,255	0.0%	$0
Mining, Quarrying, and Oil and Gas Extraction	$1,645	0.0%	$0
Management of Companies and Enterprises	$1,547	0.0%	$0
Utilities	$1,158	0.0%	$0
Warehousing and Storage	$589	0.0%	$0
Grand Total	**$1,545,666**	**24.7%**	**$35,373**

13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Subsector	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	4/16/21 Active Deferral Balances	3/31/21 Classified Balances	% of Category Classified	3/31/21 PPP Balances
Food Manufacturing	$60,852	1.0%	$0	$1,488	2.4%	$5,867
Transportation Equipment Manufacturing	$55,228	0.9%	$0	$34	0.1%	$284
Machinery Manufacturing	$51,845	0.8%	$0	$178	0.3%	$7,480
Miscellaneous Manufacturing	$37,344	0.6%	$0	$0	0.0%	$4,723
Primary Metal Manufacturing	$11,744	0.2%	$0	$0	0.0%	$2,077
Fabricated Metal Product Manufacturing	$10,340	0.2%	$0	$107	1.0%	$4,120
Chemical Manufacturing	$8,601	0.1%	$0	$0	0.0%	$1,191
Printing and Related Support Activities	$6,732	0.1%	$0	$0	0.0%	$4,647
Nonmetallic Mineral Product Manufacturing	$5,199	0.1%	$0	$0	0.0%	$175
Electrical Equipment, Appliance, and Component	$5,145	0.1%	$0	$0	0.0%	$1,236
Beverage and Tobacco Product Manufacturing	$4,218	0.1%	$1,804	$2,890	68.5%	$1,030
Plastics and Rubber Products Manufacturing	$3,332	0.1%	$0	$616	18.5%	$620
Paper Manufacturing	$3,295	0.1%	$0	$2,539	77.0%	$1,032
Computer and Electronic Product Manufacturing	$1,351	0.0%	$0	$1,342	99.3%	$1,758
Furniture and Related Product Manufacturing	$547	0.0%	$0	$53	9.7%	$548
Wood Product Manufacturing	$520	0.0%	$0	$0	0.0%	$1,758
Apparel Manufacturing	$230	0.0%	$0	$0	0.0%	$1,232
Textile Mills	$9	0.0%	$0	$0	0.0%	$0
Textile Product Mills	$0	0.0%	$0	$0	0.0%	$3,947
Petroleum and Coal Products Manufacturing	$0	0.0%	$0	$0	0.0%	$185
Grand Total	$266,532	4.3%	$1,804	$9,245	3.5%	$43,909

Total Manufacturing Loans: $267 Million or 4.3% of Loan Portfolio (ex-PPP loans)

3.5% Classified Loans down from 4.6% in 4Q20

Diversified exposure across 20 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

14

High Quality Loan Portfolio: CRE

$ in thousands

Owner Occupied CRE Loans by Industry

Property Type	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	3/31/21 Classified Balances
Industrial/Warehouse	$297,209	4.7%	$10,150
Specialty CRE	$237,501	3.8%	$5,697
Office CRE	$192,412	3.1%	$883
Retail CRE	$75,911	1.2%	$846
Restaurant CRE	$66,957	1.1%	$5,352
Continuing Care	$3,791	0.1%	$0
Nursing Homes	$2,067	0.0%	$0
Hotel	$1,379	0.0%	$0
Health Care	$1,299	0.0%	$0
Apartments	$486	0.0%	$0
Other CRE	$2,596	0.0%	$0
Grand Total	**$881,607**	**14.1%**	**$22,927**

Multifamily - Apartments & Student Housing by State



Other 9%
Missouri 12%
Florida 3%
Indiana 21%
Illinios 55%

- 60.4% Weighted Avg. LTV
- $14.3MM as of 4/16/21 in active deferrals, representing 1.7% of the category balance
- 60.4% are long-term Busey customers (4+ yrs)
- 0.2% Classified Loans in Segment

Investor Owned CRE Loans by Industry [1]

Property Type	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	3/31/21 Classified Balances
Apartments	$488,248	7.8%	$1,643
Retail CRE	$468,595	7.5%	$1,623
Student Housing	$341,852	5.5%	$0
Office CRE	$309,151	4.9%	$2,568
Industrial/Warehouse	$219,334	3.5%	$120
Hotel	$170,657	2.7%	$0
Senior Housing	$144,615	2.3%	$0
Land Acquisition & Dev.	$86,285	1.4%	$2,400
Specialty CRE	$75,458	1.2%	$52
Nursing Homes	$65,357	1.0%	$5,561
Restaurant CRE	$32,648	0.5%	$1,881
1-4 Family	$26,652	0.4%	$0
Continuing Care Facilities	$14,685	0.2%	$0
Other CRE	$2,371	0.0%	$0
Grand Total	**$2,445,907**	**39.1%**	**$15,849**

(1) Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE

CRE Portfolio Overview

- 53% of total loan portfolio (ex-PPP)
- 26% of CRE loans are owner-occupied
- Only 1.2% of total CRE loans and 0.6% of non-owner occupied CRE loans are classified
- Low Levels of Concentrated Exposure
  - Retail CRE top concentration at 16% of total CRE portfolio

15

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Retail Trade & Retail CRE Loans



Community Retail Center 6%
Shopping Center 10%
Retail Trade (C&I) 10%
Mixed Use - Retail 12%
Single Tenant 17%
Strip Center 45%

Retail Flag	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	4/16/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	3/31/21 PPP Balances
Strip Center	$275,635	4.4%	$3,869	63.5%	0.6%	$0
Single Tenant	$100,752	1.6%	$107	54.7%	0.9%	$0
Mixed Use - Retail	$72,545	1.2%	$1,415	60.5%	0.0%	$0
Retail Trade (C&I)	$60,954	1.0%	$0		0.1%	$29,706
Shopping Center	$59,091	0.9%	$7,035	62.7%	0.0%	$0
Community Retail Center	$36,481	0.6%	$0	45.1%	0.0%	$0
Grand Total	$605,459	9.7%	$12,426	60.2%	0.4%	$29,706

Total Retail Loans: $605 million or 9.7% of Loan Portfolio

Traveler Accommodation Loans



Other 0%
Hotel - Boutique 29%
Hotel Ops. (C&I) 4%
Hotel - Large Chain 67%

Subsector	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	4/16/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	3/31/21 PPP Balances
Hotel - Limited Service Large Chain	$60,865	1.0%	$21,221	59.6%	0.0%	$0
Hotel - Full Service Large Chain	$58,461	0.9%	$12,208	64.3%	0.0%	$0
Hotel - Full Service Boutique CRE	$41,813	0.7%	$31,020	65.6%	0.0%	$0
Hotel - Limited Service Boutique	$10,391	0.2%	$0	48.4%	0.0%	$0
Hotel Operations (C&I)	$7,507	0.1%	$0		0.0%	$9,455
Motel CRE	$505	0.0%	$505	67.4%	0.0%	$0
RV Parks and Campgrounds (C&I)	$60	0.0%	$0		0.0%	$27
Other	$0	0.0%	$0		0.0%	$148
Grand Total	$179,602	2.9%	$64,955	60.5%	0.0%	$9,630

Total Traveler Accommodation Loans: $180 Million or 2.9% of Loan Portfolio

16

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans



Other 1%
Full Serv Restaurant Ops 7%
Limited-Serv Restaurant Ops 20%
Limited-Serv Restaurant CRE 25%
Full Serv Restaurant CRE 47%

Food Services	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	4/16/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	3/31/21 PPP Balances
Full-Service Restaurant CRE	$65,216	1.0%	$14,799	56.6%	11.1%	$0
Limited-Service Restaurant CRE	$34,388	0.5%	$0	70.4%	0.0%	$0
Limited-Service Restaurant Operations	$27,489	0.4%	$1,347		0.0%	$8,876
Full-Service Restaurant Operations	$10,188	0.2%	$5,275		9.2%	$38,275
Drinking Place Operations	$1,022	0.0%	$0		0.0%	$3,129
Other Food Services	$231	0.0%	$25		0.0%	$2,371
Grand Total	$138,534	2.2%	$21,445	61.0%	5.9%	$52,651

Total Food Services Loans: $139 Million or 2.2% of Loan Portfolio

Agriculture Loans



Other 1%
Indiana 8%
Illinois 91%

Geographic Location by State	3/31/21 Balances (ex-PPP)	% of Total Loans (ex-PPP)	4/16/21 Active Deferral Balances	Farmland WAVG LTV	% of Classified Loans in Segment	% of Long-Term Customers (4+ Yrs)
Illinois	$75,968	1.2%	$0	43.7%	0.8%	83.1%
Indiana	$2,161	0.0%	$0	39.4%	0.0%	100.0%
Other State	$667	0.0%	$0	40.1%	0.0%	100.0%
Missouri	$299	0.0%	$0	39.9%	0.0%	100.0%
Total Farmland	$79,095	1.3%	$0	43.7%	0.7%	83.9%
Illinois	$33,145	0.5%	$0		4.2%	89.7%
Indiana	$7,015	0.1%	$0		0.0%	100.0%
Total Farm Operating Line	$40,160	0.6%	$0		3.4%	89.8%
Grand Total	$119,255	1.9%	$0		1.6%	85.7%

Total Agriculture Loans: $119 Million or 1.9% of Loan Portfolio

17

Update on COVID –Related Deferral & Modification Trends

Commercial and Small Business Clients

- Busey announced on March 26, 2020 a six-month modification program, including up to two 90-day deferrals of payments or interest only payment options. This program expired on September 30, 2020 and all deferrals granted from this original opt-in program are no longer active
- While our formal program expired, Busey continues to offer support to customers clearly impacted by COVID-19 with deferrals approved after September 30 on a special request basis
- Of the current active commercial loan deferral balance, 84.9% are interest-only deferrals while only 15.1% are full payment deferrals – active full payment deferrals account for 0.5% of total commercial balances

	Commercial Payment Relief Program	4/16/21 # of Loans	4/16/21 $ Net Balances	% of All Deferral Balances since 3/26/20	% of Total Net
	Total Commercial Loans:	7,338	$5,017,909		
	Loans with deferrals granted after 9/30/20				
	Loans with aggregate deferral period exceeding 6 months				
	Active Full Pmt Deferrals (ex-SBA loans)	21	$23,384	2.1%	
	Active I/O Deferrals	34	$132,268	12.0%	
	SBA Loans with additional 90-Day Full Pmt Deferrals granted	0	$0	0.0%	
	Total	**55**	**$155,652**	14.1%	*3.1%*
	Loans with aggregate deferral period less than 6 months				
	Active Full Pmt Deferrals (ex-SBA)	5	$3,345	0.3%	
	Active I/O Deferrals	11	$18,458	1.7%	
	Total	**16**	**$21,803**	2.0%	*0.4%*
A	***Total Active Deferral Loans***	**71**	**$177,455**	**16.1%**	*3.5%*
B	**Expired Payment Relief, regular pmt not yet rece**	**1**	**$484**	**0.0%**	*0.0%*
C	**Exited Payment Relief Program**	**932**	**$927,505**	**83.9%**	*18.5%*
	Loans currently in the Payment Relief Program (A)	71	$177,455		
	Loans no longer in deferral (B + C)	933	$927,989		
		1,004	$1,105,444	100%	*22.0%*

18

19 19 Update on COVID –Related Deferral & Modification Trends Commercial and Small Business Clients ▪ Deferrals have declined in the current outstanding commercial book from 23.1% at 6/30/2020 to 3.5% as of 4/16/2021 ▪ 35% of the current active deferred loans are projected to exit the payment relief program by the end of 2Q21 Commercial Active Deferral Timeline # of Loans $ Balances Proportion of net commercial loans (%) Active Deferrals at 6/30/20 1,122 $1,178,577 23.1% Active Deferrals at 9/30/20 301 $426,372 8.4% Active Deferrals at 12/31/20 98 $208,624 4.1% Active Deferrals at 3/31/21 72 $197,119 3.9% Active Deferrals at 4/16/21 71 $177,455 3.5% Projected Quarterly Roll-Off of Active Commercial Deferrals # $ 71 $177,455 # of Loans $ Balances EOQ # of Loans EOQ Balances Q2 2021 25 $33,159 46 $144,296 Q3 2021 21 $26,835 25 $117,460 Q4 2021 4 $9,499 21 $107,962 Q1 2022 16 $90,957 5 $17,005 Q2 2022 3 $5,651 2 $11,354 Q3 2022 2 $11,354 0 $0 Loans currently in the Payment Relief Program:

20 20 Update on COVID –Related Deferral & Modification Trends $ in thousands Property/Industry 3/31/21 Balances (ex-PPP) % of Total Loans (ex-PPP) Classified Loan Balances 4/16/21 Active Deferrals - Full Pmts 4/16/21 Active Deferrals - IO Pmts % of Segment in Active Deferral Hotel CRE $172,036 2.7% $0 $2,072 $62,883 37.8% Specialty CRE $312,960 5.0% $5,750 $4,775 $26,094 9.9% Restaurant CRE $99,605 1.6% $7,233 $9,041 $5,758 14.9% Student Housing $341,963 5.5% $0 $0 $13,165 3.8% Retail CRE $544,505 8.7% $2,469 $8,292 $4,133 2.3% Industrial/Warehouse $516,543 8.3% $10,270 $73 $9,924 1.9% Senior Housing $144,615 2.3% $0 $0 $9,713 6.7% Office CRE $501,562 8.0% $3,451 $1,552 $5,369 1.4% Food Services and Drinking Places $38,930 0.6% $947 $327 $6,320 17.1% Arts, Entertainment, and Recreation $12,086 0.2% $2,081 $0 $2,469 20.4% Manufacturing $266,532 4.3% $9,245 $0 $1,804 0.7% Health Care and Social Assistance $139,313 2.2% $159 $0 $1,641 1.2% Apartments $488,734 7.8% $1,643 $0 $1,182 0.2% Land Acquisition and Development $86,285 1.4% $2,400 $500 $0 0.6% Administrative and Support Services $16,147 0.3% $3,383 $0 $160 1.0% 1-4 Family $213,433 3.4% $3,061 $98 $110 0.1% Grand Total $26,729 $150,726 Active Commercial Deferrals by Sectors

21 21 Update on COVID –Related Deferral & Modification Trends Personal Loan and Mortgage Customers Retail Payment Relief Program $ in thousands 4/16/21 # of Loans 4/16/21 $ Balances % of All Deferral Balances % of Total Consumer Balances Total Consumer Portfolio Loans (1) 19,955 $1,128,496 A Total Active Deferral Loans 178 $24,810 22.0% 2.2% B Exited Payment Relief Program 650 $87,804 78.0% 7.8% Total loans outstanding that received a deferral (A+B): 828 $112,614 10.0% Retail Active Deferrals Timeline (1) :# of Loans $ Balances Active Deferrals at 6/30/20 892 $124,901 Active Deferrals at 9/30/20 559 $81,922 Active Deferrals at 12/31/20 351 $47,671 Active Deferrals at 3/31/21 178 $24,893 Active Deferrals at 4/16/21 178 $24,810 (1) Table does not include GSE servicing-retained loans or purchased HELOC pool

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP
- On December 27, 2020, the Economic Aid Act became law, extending the authority to make PPP loans through March 31, 2021, and revising certain PPP requirements and program provisions
- On March 30, 2021, the President signed the PPP Extension Act of 2021, which extended the application deadline to May 31, 2021

Summary Impact

- $749.4 million in first round PPP loans originated representing 4,569 new and existing customers
- $262.5 million in second round PPP loans representing 2,123 new and existing customers
- $533.4 million PPP loans outstanding as of 3/31/2021, ($522.1 million, net of deferred fees and costs)
- $478.5 million of borrower forgiveness funds received from SBA as of 3/31/2021
- Additional $131.6 million submitted to SBA pending forgiveness receipt at 3/31/2021
- Generated fees of approximately $25.4 million in 2020 related to the CARES Act
  - Remaining deferred fees of $2.3 million and $0.5 million deferred costs as of 3/31/2021
- Fees generated of approximately $12 million related to the Economic Aid Act though 3/31/2021
  - Remaining deferred fees of $11.7 million and $2.2 million deferred costs as of 3/31/2021

Industry $ in thousands	PPP Balances	# of PPP Loans	Average Loan Size
Construction	$122,503	400	$306
Health Care and Social Assistance	$56,744	342	$166
Food Services and Drinking Places	$52,651	367	$143
Manufacturing	$43,909	182	$241
Professional, Scientific, and Technical Services	$42,629	379	$112
Wholesale Trade	$33,660	110	$306
Other Services (except Public Administration)	$33,418	371	$90
Retail Trade	$29,706	252	$118
Administrative and Support Services	$21,296	138	$154
Transportation	$19,886	102	$195
Real Estate Rental & Leasing	$19,872	182	$109
Finance and Insurance	$14,384	128	$112
Educational Services	$10,123	58	$175
Accommodation	$9,630	44	$219
Arts, Entertainment, and Recreation	$9,087	142	$64
Agriculture, Forestry, Fishing and Hunting	$4,738	185	$26
Information	$4,012	25	$160
Mining, Quarrying, and Oil and Gas Extraction	$1,946	7	$278
Other	$894	6	$149
Management of Companies and Enterprises	$540	6	$90
Waste Management Services	$512	5	$102
Utilities	$487	1	$487
Warehousing and Storage	$480	2	$240
Public Administration	$291	7	$42
Grand Total	$533,398	3,441	$155

22

23 23 Navigating Credit Cycle from Position of Strength Overview ▪ Conservative underwriting and strong asset quality allowed the Company to enter the economic downturn well-prepared ▪ Non-performing asset and classified asset ratios have declined to multi-year lows ▪ Net charge-off experience has remained stable in range of 0.11% to 0.13% over the last three years ▪ Q1 2021 annualized NCO ratio of 0.02% (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses (2) 3/31/2021 NCOs/Average Loans is annualized (quarterly NCO ratio is 0.005%) NPAs / Assets 7,702 9,696 10,544 10,760 0.48% 0.34% 0.27% 0.25% 2018 Q4 2019 Q4 2020 Q4 2021 Q1 Assets %NPAs/Assets $ in millions ($ in millions) NCOs / Average Loans (2) $5,534 $6,470 $7,007 $6,737 0.13% 0.11% 0.12% 0.02% 2018 2019 2020 2021 Q1 YTD Avg Loans NCOs/Avg Loans $ in millions Classifieds / Capital (1) $854 $1,099 $1,155 $1,188 14.3% 9.7% 8.5% 7.8% 2018 Q4 2019 Q4 2020 Q4 2021 Q1 Capital Classified/Capital $ in millions

24 24 Fortress Reserve Build Following CECL Adoption Allowance / Loans (ex-PPP) $5,568 $6,687 $6,368 $6,257 0.91% 0.80% 1.59% 1.50% 2018 Q4 2019 Q4 2020 Q4 2021 Q1 Ex-PPP Loans (EOM) Allowance/Ex-PPP Loans $ in millions Allowance / NPLs $36,598 $29,507 $24,301 $22,855 138% 182% 416% 411% 2018 Q4 2019 Q4 2020 Q4 2021 Q1 NPLs Allowance/NPLs $ in thousands ($ in millions) Allowance / NPAs $36,974 $32,564 $28,872 $27,147 137% 165% 350% 346% 2018 Q4 2019 Q4 2020 Q4 2021 Q1 NPAs Allowance/NPAs $ in thousands (1) 1Q21 recorded a $6.8 negative provision for loan losses Provision Coverage / Net Charge-offs 0.6x 1.4x 4.7x FY 2018 FY 2019 FY 2020 2021 Q1 Provision Multiple

25 25 Ample Sources of Liquidity (1) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Total Deposits & Loan to Deposit Ratio $7,902 $7,973 $8,910 $8,643 $8,678 $8,874 84.6% 84.6% 81.1% 82.4% 78.5% 76.4% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Total Deposits Loan to Deposit Ratio $ in millions ($ in millions) Core Deposits(1) / Total Deposits $7,587 $7,624 $8,595 $8,392 $8,478 $8,711 96.0% 95.6% 96.5% 97.1% 97.7% 98.2% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Core Deposits Core/Total Deposits $ in millions Unpledged Securities $2,241 Available FHLB $1,607 FRB Discount $484 Fed Funds Lines $467 Brokered Availability (10% deposits) $879 Total $5,679 Contingency Liquidity as of 03/31/21 $ in millions 2021 Q1 Average Cost of Deposits = 0.17% 2021 Q1 Average Cost of Non-Time Deposits = 0.06% 2021 Q1 Average Deposit Composition Non-Int DDA 31% Int DDA 27% Savings & MMDA 30% CD < 250k 10% CD > 250k 2%

26 26 • Net Interest Income decreased 11.0% from $72.9 million in 4Q20 to $64.9 million in 1Q21 • Loan interest income and fees (net of deferred costs) attributable to PPP decreased to $4.8 million in 1Q21 from $9.5 million in 4Q20 • $1.0 million less net interest income due to 2 less days between 4Q20 and 1Q21 • Net Interest Margin decreased 34 bps vs 4Q20 from 3.06% to 2.72% in 1Q21 • PPP loan interest and net fees combined increased net interest margin 7 basis points, as compared to a 21 basis point increase in 4Q20(1) • Core ex-PPP and ex-accretion loan yield declined 10 bps from 3.73% to 3.63% • 4 bps improvement in funding costs • Accretion income accounted for 9 bps of NIM in 1Q21, down from 10bps in 4Q20 Non-Interest Expense • Non-interest income of $31.4 million in 1Q21, equated to 32.6% of operating revenue • Wealth Management fees rose to $12.6 million in 1Q21 with assets under management up 4.5% to $10.7 billion at quarter-end • Fees for remittance processing were $4.4 million in 1Q21, an increase from $3.9 million in 4Q20 • Mortgage revenue declined to $2.7 million in 1Q21 from $3.2 million in 4Q20 but up from $1.4 million in 1Q20 • Core non-interest expenses (2) (excluding one-time acquisition and restructuring related items) of $54.2 million in 1Q21 • Core adjusted non-interest expenses (excluding intangible amortization, unfunded commitment provision and one- time items) of $51.4 million in 1Q21, equating to 53.9% core adjusted efficiency ratio(2) • Core net income of $38.1 million or $0.69 per diluted share (2) • Core, adjusted pre-provision net revenue of $42.8 million (1.64% PPNR ROAA) (2) • 1.46% Core ROAA and 16.9% Core ROATCE (2) Earnings Non-Interest Income Net-Interest Income Quarterly Earnings Review (1) Referenced incremental NIM increase is a Non-GAAP calculation compared against a pro forma balance sheet that removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding non-interest bearing deposits (2) Non-GAAP, see appendix Provision • $6.4 million provision release, net of unfunded commitments, as a result of improved macroeconomic outlooks, continued strength in asset quality performance metrics and unguaranteed loan balance declines • Net effect of $6.4 million negative provision expense contributed approximately $0.09 per share to 1Q21 results

27 27 Core Earnings Power (1) Non-GAAP calculation, see Appendix Core ROAA & ROATCE (1) 14.9% 7.4% 12.2% 14.8% 15.2% 16.9% 1.30% 0.64% 1.02% 1.22% 1.31% 1.46% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Core ROATCE Core ROAA ($ in millions) Core Net Income & Earnings Per Share (1) $31,782 $15,479 $26,191 $32,803 $34,255 $38,065 $0.57 $0.28 $0.48 $0.60 $0.62 $0.69 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Core Net Income Earnings Per Share $ in thousands ($ in millions) Core Pre-Provision Net Revenue / Avg. Assets (1) $41,131 $38,211 $46,448 $48,701 $47,156 $42,753 1.68% 1.59% 1.80% 1.81% 1.80% 1.64% 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Core PPNR Core PPNR / Avg Assets $ in thousands Historical Key Rates 1.63% 1.58% 0.23% 0.16% 0.13% 0.13% 0.16% 1.68% 1.92% 0.70% 0.67% 0.72% 0.92% 1.70% 2.02% 1.76% 0.99% 0.17% 0.15% 0.14% 0.12% 1.55% 1.69% 0.37% 0.29% 0.28% 0.36% 0.92% 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 1m LIBOR 2-yr UST 5-yr UST 10-Yr UST

28 28 Net Interest Margin Key Factors: • PPP contribution to net interest income declined $4.7 million from $9.5 million in 4Q20 to $4.8 million in 1Q21 due to lower average volumes and reduced forgiveness • $1.0 million less net interest income due to 2 less days between 4Q20 and 1Q21 • NIM decreased 34 bps vs 4Q20 •-20 bps PPP •-17 bps asset yields •-1 bp accretion • +4 bps funding costs Net Interest Margin Bridge 2.72% 2.72% (1) Tax-Equivalent adjusted amounts Net Interest Income(1) 69,734 67,336 64,579 61,705 61,620 58,574 2,983 2,827 2,477 2,618 2,469 2,157 4,474 6,068 9,502 4,763 72,717 70,163 71,530 70,391 73,591 65,494 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Net Interest Income Accretion PPP Income (Net fees + coupon) $ in thousands

Diversified and Significant Sources of Fee Income

Overview

- Resilient, varied and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression
- Fee income represented 32.6% of operating revenue in 1Q21
- Key businesses of wealth management and payment processing contributed 54% of fee income in 1Q21
- Y-o-Y increase in Q1 fee income primarily attributable to increases in wealth management, remittance processing and mortgage banking revenue

Non-Interest Income / Total Revenue



$ in millions
$103.6
$97.0
$98.8
$102.0
$103.4
$96.3
30.5%
28.4%
28.3%
31.6%
29.5%
32.6%
$31.6
$27.5
$28.0
$32.3
$30.5
$31.4
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
2021 Q1
Non-Interest Income
Net Interest Income
Non-Int Inc / Total Income

Sources of Non-Interest Income

$ in thousands

Non-Interest Income Details	2020 Q1	2021 Q1
Wealth Management Fees	$11,555	$12,584
Fees for Customer Services	$8,361	$8,037
Remittance Processing	$3,753	$4,418
Mortgage Revenue	$1,381	$2,666
Income on Bank Owned Life Insurance	$1,057	$964
Net Security Gains	$587	$1,641
Other Non-Interest Income	$823	$1,135
Total Non-Interest Income	**$27,517**	**$31,445**



Net Security Gains 5%
Income on Bank Owned Life Insurance 3%
Other Non-Interest Income 4%
Mortgage Revenue 8%
Wealth Management Fees 40%
Remittance Processing 14%
Fees for Customer Services 26%

29

30 30 Resilient Wealth Management Platform Overview ▪ Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services Q1 2021 Summary ▪ Assets under care (AUC) reached an all-time high of $10.69 billion, increasing $463.4 million, or 4.5%, over 4Q20 ▪ Opportunities uncovered through regionalization helped the company bring in new assets during the quarter of $462 million, an increase of 231% YOY ▪ Wealth revenue of $12.6 million in 1Q21, a 17.1% increase over 4Q20 ▪ Wealth pre-tax net income of $6.0 million in 1Q21 ▪ Pre-tax profit margin of 47.8% in 1Q21 compared to 40.8% in 4Q20 Acquisition ▪ Announced acquisition of Glenview State Bank would add nearly $1.2 billion in AUC upon completion ($ in millions) Wealth - Assets Under Care $8,925 $9,021 $9,503 $10,228 $10,692 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 $ in millions ($ in millions) Wealth - Revenue & Pre-tax Income $11,709 $10,310 $10,662 $10,748 $12,587 $4,735 $4,056 $4,165 $4,387 $6,022 40.4% 39.3% 39.1% 40.8% 47.8% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in thousands

31 31 Focused Control on Expenses Driving Efficiency Gains (1) Non-GAAP, see Appendix (2) Core Efficiency Ratio (ex-CECL) Non-GAAP less provision for unfunded commitments ▪ The Company’s efforts to reduce core expenses have driven efficiency gains despite the margin compression experienced ▪ Core adjusted expenses(1) of $51.4 million in 1Q21 excluding amortization, provision for unfunded and acquisition / restructuring related charges ▪ Deferral of PPP loan origination costs of $2.3 million contributed to lower non-interest expense in 1Q21 ($ in millions) Non-Interest Expense $56,795 $49,495 $51,270 $54,096 $51,372 $1,017 $567 $250 $406 $145 $487 $2,529 $7,550 $320 $2,557 $2,519 $2,493 $2,439 $2,401 $60,514 $53,068 $56,542 $64,073 $54,499 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Core Adjusted Expenses Unfunded Provision One-time Non-Recurring Expenses Intangible Amortization -$12 ($ in millions) Full-Time Equivalents (FTE) 1,531 1,346 1,332 YE 2019 YE 2020 1Q21 ($ in millions) Efficiency Ratio (1) 59.7% 51.0% 52.4% 59.7% 54.7% 59.5% 50.5% 50.0% 52.4% 54.3% 58.5% 49.9% 49.7% 52.4% 53.9% 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 Reported Eff Ratio Core Eff Ratio Core Eff Ratio (ex-CECL) (2)

Acquisition of Cummins-American Corp (Glenview State Bank)

Company Overview

- Cummins-American Corp. has provided banking and financial services in the Chicago area since 1921 through its wholly-owned subsidiary Glenview State Bank
- Seven full-service branch locations located in the attractive northern suburbs of Chicago
- Profitable wealth management business with $1.2 billion in AUC
- Core deposits represent approximately 97% of deposits
- 0.16% total cost of deposits and 0.04% cost of non-time deposits in 1Q21

Strategic Rationale

- Bolsters presence in suburban Chicago with pro forma deposits of more than $2.2 billion and a top 20 deposit market share in the Chicago MSA
- Operating markets provide attractive demographics and business dynamics aligned with operating model
- Positions First Busey to benefit from growth potential of leveraging its commercial and wealth focused business model within these markets
- Transaction expected to provide attractive financial benefits with relatively low integration risk
- Offsets the anticipated financial impact from Durbin Amendment limitations on interchange revenue beginning in the 2nd half of 2022

Branch Map


BUSE (68)
Glenview State Bank (7)
Chicago
Elgin
Aurora
Joliet
Oak Park
Evanston
Rochelle
De Kalb
Ottawa
South Ottawa
Valparaiso

Financial Highlights

Balance Sheet ($M)		Capital	
Assets	$1,491	TCE / TA (ex. PPP)	11.6%
Net Loans (incl. HFS)	$441	Leverage Ratio	10.3%
Deposits	$1,302		
Profitability (LTM 3/31/21)		**Asset Quality**	
NIM	2.34%	NPAs (ex. TDRs)/ Assets (ex. PPP)	0.37%
ROAE(1)	5.18%	LLR/Loans (ex. PPP)	3.12%
ROAA(1)	0.65%	LLR/NPLs	236.8%
Efficiency Ratio	64.0%	NCOs/Avg. Loans	0.00%

Source: S&P Global Market Intelligence, 2020 FDIC Summary of Deposits.
Financial data based on bank-level regulatory data as of 3/31/2021.
(1) Adjusted for C-Corp status and tax effected at 25.00%.

32

33 33 Cummins-American Corp. Integration Update Actions Taken Next Steps Jan. 19, 2021 Announced acquisition of Cummins-American Feb. 5, 2021 Filed applications with regulators Mar./Apr. 2021 Received regulatory approvals Apr. 16, 2021 Filed/mailed S-4 (combined proxy and registration statement) May 17, 2021 Cummins-American shareholder meeting/vote Following Legal/Financial Close Anticipated bank merger/core system conversion Second Quarter 2021 Expected legal/ financial close of transaction

34 34 APPENDIX 34

Use of Non-GAAP Financial Measures

($ in thousands)	Three Months Ended				
(Unaudited results)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net interest income	$64,893	$72,936	$69,753	$70,813	$69,433
Non-interest income	31,445	30,499	32,285	27,964	27,517
Less securities (gains) and losses, net	(1,641)	(855)	426	(315)	(587)
Non-interest expense	(54,499)	(64,073)	(56,542)	(53,068)	(60,514)
Pre-provision net revenue	$40,198	$38,507	$45,922	$45,394	$35,849
Acquisition and other restructuring expenses	320	7,550	2,529	487	145
Provision for unfunded commitments	406	(12)	250	567	1,017
New Market Tax Credit amortization	1,829	1,111	—	—	1,200
Adjusted: pre-provision net revenue	$42,753	$47,156	$48,701	$46,448	$38,211
Average total assets	$10,594,245	$10,419,364	$10,680,995	$10,374,820	$9,688,177
Reported: Pre-provision net revenue to average assets[1]	1.54 %	1.47 %	1.71 %	1.76 %	1.49 %
Adjusted: Pre-provision net revenue to average assets[1]	1.64 %	1.80 %	1.81 %	1.80 %	1.59 %

	Three Months Ended				
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Reported: Net income	$37,816	$28,345	$30,829	$25,806	$15,364
Acquisition expenses:					
Salaries, wages, and employee benefits	—	—	—	—	—
Data processing	7	56	—	—	—
Lease or fixed asset impairment	—	245	234	—	—
Professional fees and other	313	479	99	141	145
Other restructuring costs:					
Salaries, wages, and employee benefits	—	113	2,011	346	—
Data processing	—	—	—	—	—
Fixed asset impairment	—	6,657	—	—	—
Professional fees and other	—	—	185	—	—
Related tax benefit	(71)	(1,640)	(555)	(102)	(30)
Adjusted: Net income	$38,065	$34,255	$32,803	$26,191	$15,479
Dilutive average common shares outstanding	55,035,806	54,911,458	54,737,920	54,705,273	54,913,329
Reported: Diluted earnings per share	$0.69	$0.52	$0.56	$0.47	$0.28
Adjusted: Diluted earnings per share	$0.69	$0.62	$0.60	$0.48	$0.28
Average total assets	$10,594,245	$10,419,364	$10,680,995	$10,374,820	$9,688,177
Reported: Return on average assets[1]	1.45 %	1.08 %	1.15 %	1.00 %	0.64 %
Adjusted: Return on average assets[1]	1.46 %	1.31 %	1.22 %	1.02 %	0.64 %

(1) Annualized measure

35

Use of Non-GAAP Financial Measures

($ in thousands)	Three Months Ended				
(Unaudited results)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Reported: Net Interest income	$64,893	$72,936	$69,753	$70,813	$69,433
Tax-equivalent adjustment	601	655	638	717	730
Tax-equivalent interest income	$65,494	$73,591	$70,391	$71,530	$70,163
Reported: Non-interest income	31,445	30,499	32,285	27,964	27,517
Less securities (gains) and losses, net	(1,641)	(855)	426	(315)	(587)
Adjusted: Non-interest income	$29,804	$29,644	$32,711	$27,649	$26,930
Reported: Non-interest expense	54,499	64,073	56,542	53,068	60,514
Amortization of intangible assets	(2,401)	(2,439)	(2,493)	(2,519)	(2,557)
Non-operating adjustments:					
Salaries, wages, and employee benefits	—	(113)	(2,011)	(346)	—
Data processing	(7)	(56)	—	—	—
Impairment, professional fees and other	(313)	(7,381)	(518)	(141)	(145)
Adjusted: Non-interest expense	$51,778	$54,084	$51,520	$50,062	$57,812
Reported: Efficiency ratio	54.67 %	59.70 %	52.42 %	50.97 %	59.69 %
Adjusted: Efficiency ratio	54.33 %	52.39 %	49.97 %	50.48 %	59.54 %

	As of and for the Three Months Ended				
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Total assets	$10,759,563	$10,544,047	$10,539,628	$10,835,965	$9,721,405
Goodwill and other intangible assets, net	(361,120)	(363,521)	(365,960)	(368,053)	(370,572)
Tax effect of other intangible assets, net	13,883	14,556	15,239	15,825	16,530
Tangible assets	$10,412,326	$10,195,082	$10,188,907	$10,483,737	$9,367,363
Total stockholders' equity	1,265,822	1,270,069	1,255,705	1,236,084	1,217,585
Goodwill and other intangible assets, net	(361,120)	(363,521)	(365,960)	(368,053)	(370,572)
Tax effect of other intangible assets, net	13,883	14,556	15,239	15,825	16,530
Tangible common equity	918,585	921,104	904,984	883,856	863,543
Ending number of common shares outstanding	54,345,379	54,404,379	54,522,231	54,516,000	54,401,208
Tangible common equity to tangible assets[(1)]	8.82 %	9.03 %	8.88 %	8.43 %	9.22 %
Tangible book value per share	$16.65	$16.66	$16.32	$15.92	$15.57
Average common equity	$1,275,694	$1,261,298	$1,248,448	$1,233,270	$1,218,160
Average goodwill and other intangible assets, net	(362,693)	(365,120)	(367,490)	(369,699)	(372,240)
Average tangible common equity	$913,001	$896,178	$880,958	$863,571	$845,920
Reported: Return on average tangible common equity[(2)]	16.80 %	12.58 %	13.92 %	12.02 %	7.30 %
Adjusted: Return on average tangible common equity[(2)(3)]	16.91 %	15.21 %	14.81 %	12.20 %	7.36 %

(1) Tax-effected measure. 28% estimated deferred tax rate (2) Annualized measure (3) Calculated using adjusted net income

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